                                                                 EXHIBIT 4.10(h)

                 EIGHTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
                               AND LIMITED CONSENT

         THIS EIGHTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND LIMITED CONSENT (this "Amendment"), dated as of December 6, 2002, is among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), STERLING CANADA, INC., a Delaware corporation ("Canada"), STERLING PULP CHEMICALS US, INC., a Delaware corporation ("Pulp US"), STERLING PULP CHEMICALS, INC., a Georgia corporation ("Pulp"), STERLING FIBERS, INC., a Delaware corporation ("Fibers"), STERLING CHEMICALS ENERGY, INC., a Delaware corporation ("Energy"), and STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation (together with the Company, Canada, Pulp US, Pulp, Fibers and Energy, collectively, the "Borrowers"), the several Lenders (as such term is defined in the hereinafter described Credit Agreement) parties to this Amendment, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                R E C I T A L S:

         A. The Borrowers are parties to a Revolving Credit Agreement dated as of July 19, 2001 (as amended by the First Amendment to Revolving Credit Agreement and Revolver Intercreditor Agreement dated as of August 17, 2001, the Second Amendment to Revolving Credit Agreement and Limited Waiver dated as of August 29, 2001, the Third Amendment to Revolving Credit Agreement and Limited Waiver dated as of September 7, 2001, the Fourth Amendment to Revolving Credit Agreement and Second Amendment to Revolver Intercreditor Agreement dated as of October 10, 2001, the Fifth Amendment to Revolving Credit Agreement dated as of June 14, 2002, the Sixth Amendment to Revolving Credit Agreement dated as of August 19, 2002, and the Seventh Amendment to Revolving Credit Agreement dated as of September 26, 2002, the "Credit Agreement") among the Borrowers, the Administrative Agent, and the several Lenders from time to time parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         B. The Parent and the Company have advised the Administrative Agent that they wish to effect the following transactions (collectively, the "Proposed Transactions"):

                  (i) in accordance with Section 6.4 of the Joint Plan of Reorganization, dated October 14, 2002 (as confirmed by the Bankruptcy Court on November 21, 2002, the "Plan"), the merger of the Parent with and into the Company, with the Company being the surviving Person of such merger (the "Merger") pursuant to which Merger, inter alia, the holders of the Allowed Old Discount Note Claims (as defined in the Plan) will be issued 65,000 New SCI Common Shares (as defined in the
         Plan) and the Senior Secured Discount Notes shall be deemed cancelled and extinguished; and

                  (ii) the termination of the Current Assets Parent Pledge Agreement and the Fixed Assets Parent Pledge Agreement (collectively, the "Parent Pledge Agreements").
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         C. The Borrowers have requested that the Lenders (i) consent to the consummation of the Proposed Transactions, and (ii) amend the Credit Agreement as hereinafter set forth.

         D. The Lenders parties to this Amendment (which Lenders constitute all of the Lenders on the Amendment Effective Date) are willing to grant such consents and to so amend the Credit Agreement, subject in each case to the performance and observance in full of each of the covenants, terms and conditions, and, in each case, in reliance upon all of the representations and warranties of the Borrowers, set forth herein.

         NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto agree hereby as follows:

         SECTION 1. AMENDMENT TO SECTION 7.1.1 OF THE CREDIT AGREEMENT. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Borrowers and the several Lenders parties to this Amendment (which Lenders constitute all of the Lenders on the Amendment Effective Date) hereby agree that, effective as of the Amendment Effective Date (as hereinafter defined), Clause (k) of Section 7.1.1 of the Credit Agreement is amended by deleting the date "January 1, 2003" and inserting the date "February 14, 2003" in lieu thereof.

         SECTION 2. LIMITED CONSENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Borrowers and the Lenders parties to this Amendment (which Lenders constitute all of the Lenders on the Amendment Effective Date) hereby:

         (a) consent to the consummation of the Proposed Transactions and waive compliance with the provisions of Section 7.2.8, Section 7.2.9, Section 7.2.10 and Section 7.2.20 of the Credit Agreement that would prohibit the consummation of the Proposed Transactions, but in each case solely to the extent necessary to permit the consummation of the Proposed Transactions in accordance with the Plan, as the same may be amended or otherwise modified with the consent of the Administrative Agent; and

         (b) consent to the authorization and issuance by the Company of 65,000 New SCI Common Shares to the holders of Allowed Old Discount Note Claims and waive the provisions of Section 8.1.8 of the Credit Agreement that provide that such issuance would constitute an Event of Default, but solely to the extent necessary to permit the issuance of such New SCI Common Shares to the holders of Allowed Old Discount Note Claims in accordance with the Plan, as the same may be amended or otherwise modified with the consent of the Administrative Agent;

         (c) consent to the termination of the Parent Pledge Agreements as of the effective date of the consummation of the Merger in accordance with Section 2(a) above, which Parent Pledge Agreements shall be deemed automatically terminated (other than the provisions of Sections 6.5 thereof, which provisions shall survive such termination) as of the effective date of the consummation of the Merger in accordance with Section 2(a) above, without the necessity of further action by the Administrative Agent;

provided, in each case that (i) the Order Confirming Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of Sterling Chemicals Holdings, Inc., et al., Debtors entered into the docket on November 21, 2002, by the Clerk of the Bankruptcy Court (the "Confirmation Order") shall not have been stayed, vacated, or reversed, (ii) all conditions precedent to the Implementation Date (as defined in the Plan) set forth in Section 10.2 of the Plan have been satisfied, waived or deemed waived in accordance with Section
10.4 of the Plan, (iii) the Senior Secured Discount Notes are deemed cancelled and extinguished contemporaneously with the effectiveness of the Merger, (iv) the Merger Agreement, Certificate of Incorporation and Bylaws described in
Section 10.2(c) of the Plan are in the forms attached to the Plan Supplement dated November 13, 2002, or are otherwise in form and substance satisfactory to the Administrative Agent, (v) any amendments or modifications to the Confirmation Order are in form and substance satisfactory to the Administrative Agent, and (vi) the Effective Date (as defined in the Plan) shall occur on or before February 14, 2003.

The consents set forth in this Section 2 are limited to the extent specifically set forth above and no terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby except to the extent specifically waived in connection with the limited consents granted above.

         SECTION 3. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the amendment to the Credit Agreement contained herein shall not be effective until the satisfaction of each of the following conditions precedent:

         (a) EXECUTION AND DELIVERY OF THIS AMENDMENT. The Administrative Agent shall have received counterparts of this Amendment executed and delivered by each of the applicable Obligors and by all of the Lenders.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties shall have been true and correct as of such earlier date).

         (c) DELIVERY OF DOCUMENTS. The Administrative Agent shall have received certified copies any documents or instruments reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the several Lenders parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the applicable Obligors of this Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of any Organic Documents of any Obligor, (ii) conflict with or result in any breach or contravention of, or (except as contemplated by the Loan Documents or as otherwise permitted by the Credit Agreement) the creation of any Lien under, any material contract or indenture entered into or assumed after the Filing Date that is binding on or affects any Obligor or any order, injunction, writ or decree of any Governmental Authority to which any Obligor is a party or its property is subject, or (iii) violate any applicable law binding on or affecting any Obligor.

         (b) GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement of this Amendment.

         (c) NO DEFAULT. No Default or Event of Default exists under any of the Loan Documents or will exist immediately before or after the consummation of the Proposed Transactions (after giving effect to the consents set forth in Section 2 of this Amendment). No Obligor is in default under or with respect to its Organic Documents. The execution, delivery and performance of this Amendment shall not result in any default under any material contract or indenture entered into or assumed on or after the Filing Date that is binding or affects any Obligor.

         (d) BINDING EFFECT. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Obligors that are parties thereto, enforceable against such Obligors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, both before and after giving effect to the amendment contemplated in this Amendment, as if such representations and warranties were being made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date).

         SECTION 5. MISCELLANEOUS

         (a) RATIFICATION AND CONFIRMATION OF LOAN DOCUMENTS. Except for the specific amendment expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in Section 2 of this Amendment, in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, the consents and waivers set forth in Section 2 of this Amendment shall be limited precisely as set forth above, and nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by any of the Obligors with respect to any other term, provision, covenant or condition of the Credit Agreement or other Loan Documents; (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document;

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or (iii) to constitute a waiver of compliance or consent to noncompliance by any
Obligor with respect to the terms, provisions, covenants and conditions of the Credit Agreement that are the subject hereof, other than as specifically set forth herein and for the time periods specifically set forth herein.

         (b) FEES AND EXPENSES. The Borrowers jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         (e) COUNTERPARTS AND AMENDMENT EFFECTIVE DATE. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective when each of the conditions precedent set forth in Section 3 of this Amendment have been satisfied (the "Amendment Effective Date").

         (f) AFFIRMATION OF OBLIGATIONS. Notwithstanding that such consent is not required thereunder, the undersigned Obligors hereby consent to the execution and delivery of this Amendment by the parties hereto and reaffirm their respective obligations under each of the Loan Documents to which such Obligors are parties.

         (g) CONFIRMATION OF LOAN DOCUMENTS AND LIENS. As a material inducement to the Lenders to amend the Credit Agreement, the Obligors that are parties hereto hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Security Documents, and the Liens granted under the Security Documents, (ii) agree that, except as otherwise expressly provided in this Amendment, the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect such Loan Documents and Liens and (iii) acknowledge and agree that, except as otherwise expressly provided for in the Credit Amendment with respect to the Priming Order, the Liens granted under the Security Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by the Borrowers and the other


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
Obligors of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby.

         (h) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]







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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

                                    OBLIGORS:


                                    STERLING CHEMICALS, INC.


                                    By:
                                        ----------------------------------------
                                             Title:


                                    STERLING CANADA, INC.


                                    By:
                                         ---------------------------------------
                                             Title:


                                    STERLING PULP CHEMICALS US, INC.


                                    By:
                                         ---------------------------------------
                                             Title:


                                    STERLING PULP CHEMICALS, INC.


                                    By:
                                         ---------------------------------------
                                             Title:


                                    STERLING FIBERS, INC.


                                    By:
                                         ---------------------------------------
                                             Title:

                                    STERLING CHEMICALS ENERGY, INC.


                                    By:
                                         ---------------------------------------
                                             Title:


                                    STERLING CHEMICALS
                                    INTERNATIONAL, INC.


                                    By:
                                         ---------------------------------------
                                             Title:



                                    STERLING CHEMICALS HOLDINGS, INC.



                                    By:
                                         ---------------------------------------
                                             Title:

                                   ADMINISTRATIVE AGENT:

                                   THE CIT GROUP/BUSINESS CREDIT, INC., as
                                   Administrative Agent


                                   By:
                                        ----------------------------------------
                                            Title:


                                   LENDERS:


                                   THE CIT GROUP/BUSINESS CREDIT, INC.


                                   By:
                                        ----------------------------------------
                                            Title:


                                   WEBSTER WHITEHALL BUSINESS CREDIT CORPORATION


                                   By:
                                        ---------------------------------------
                                            Title:


                                   FLEET CAPITAL CORPORATION


                                   By:
                                        ---------------------------------------
                                            Title:


                                   TEXTRON FINANCIAL CORP.


                                   By:
                                        ---------------------------------------
                                            Title:

                                    TRANSAMERICA BUSINESS CAPITAL CORPORATION


                                    By:
                                         ---------------------------------------
                                             Title:


                                    GMAC BUSINESS CREDIT, LLC


                                    By:
                                         ---------------------------------------
                                             Title:


                                    THE PROVIDENT BANK


                                    By:
                                         ---------------------------------------
                                    Title:


                                    GPSF SECURITIES, INC.


                                    By:
                                         ---------------------------------------
                                             Title:


                                    FOOTHILL INCOME TRUST II, L.P.


                                    By:
                                         ---------------------------------------
                                             Title:


                                    CONGRESS FINANCIAL CORPORATION


                                    By:
                                         ---------------------------------------
                                             Title:

                                    COMERICA BANK


                                    By:
                                         ---------------------------------------
                                             Title: